UNITED STATES

CURRENT REPORT

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2013

Commission File Number: 001-34502

SkyPeople Fruit Juice, Inc.

(Exact name of small business issuer as specified in its charter)

Florida State or other jurisdiction of incorporation or organization)	98-0222013 (IRS Employer Identification No.)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices)

86-29-88377216

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On September 30, 2013, the following two items were voted on at the 2013 Annual Meeting of SkyPeople Fruit Juice, Inc. (the "Company").  The stockholder votes on each such matter, as certified by the Inspector of Election, are set forth below.

Item 1. The Board's nominees for directors, as listed in the Definitive Proxy Statement, were each elected to serve a one-year term. The votes were as follows:

Directors	For	Withheld	Broker Non-Votes
Yongke Xue	15,667,078	702,364	4,032,201
Norman Ko	15,921,896	447,546	4,032,201
Tao Wang	14,638,883	1,730,559	4,032,201
John Smagula	15,917,996	451,446	4,032,201
Baosheng Lu	15,915,496	453,946	4,032,201
Hongke Xue	15,920,396	449,046	4,032,201
Guolin Wang	14,637,383	1,732,059	4,032,201

Item 2. The appointment of Paritz & Company, P.A. as the Company's independent registered public accounting firm for the 2013 fiscal year was ratified, having received the following votes:

Votes For	Votes Against	Abstentions
19,358,570	468,911	574,162

Each of the items considered at the 2013 Annual Meeting is described in further detail in the Definitive Proxy Statement. No item other than the two items addressed above and described in the Definitive Proxy Statement was submitted at the 2013 Annual Meeting for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date:   September 30, 2013

By:	/s/ Xin Ma Name: Xin Ma Title: Chief Financial Officer